EXHIBIT 10.55

                  ACQUISITION OF OPTIMETRIX TECHNOLOGIES, INC.
                                       BY
                     ADVANCED REFRACTIVE TECHNOLOGIES, INC.

                        AGREEMENT AND PLAN OF ACQUISITION


         THIS AGREEMENT AND PLAN OF ACQUISITION (Agreement) is entered into by and between OptiMetrix Technologies, Inc., a Florida corporation (OTI), UTEK CORPORATION, a Delaware corporation (UTEK), and Advanced Refractive Technologies, INC., a Delaware corporation (ARFR).

         WHEREAS, UTEK owns 100% of the issued and outstanding shares of common stock of OTI (OTI Shares);

         WHEREAS, before the Closing Date, OTI will acquire the license for the fields of use as described In the License Agreement and Consulting Agreement as described which is attached hereto as part of Exhibit A and made a part of this Agreement (License Agreement) and the rights to develop and market a patented and proprietary technology for the fields of uses specified in the License Agreement (Technology);

         WHEREAS, the parties desire to provide for the terms and conditions upon which OTI will be acquired by ARFR in a stock-for-stock exchange (Acquisition) in accordance with the respective corporation laws of their state, upon consummation of which all OTI Shares will be owned by ARFR, and all issued and outstanding OTI Shares will be exchanged for Preferred B Series stock of ARFR with terms and conditions as set forth more fully in this Agreement; and

         WHEREAS, for federal income tax purposes, it is intended that the Acquisition qualifies within the meaning of Section 368 (a)(1)(B) of the internal Revenue Code of 1986, as amended (Code).

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are by this Agreement acknowledged, the parties agree as follows:

                                    ARTICLE I
                         THE STOCK-FOR-STOCK ACQUISITION

         1.01 THE ACQUISITION

                  (a) ACQUISITION AGREEMENT. Subject to the terms and conditions of this Agreement, at the Effective Date, as defined below, all OTI Shares shall be acquired from UTEK by ARFR in accordance with the respective corporation laws of their states and the provisions of this Agreement and the separate corporate existence of OTI, as a wholly-owned subsidiary of ARFR shall continue after the closing.

                  (b) EFFECTIVE DATE. The Acquisition shall become effective (Effective Date) upon the execution of this Agreement and closing of the transaction.

         1.02 CONSIDERATION.

                  (a) On the date of closing ("the Effective Date") Advanced Refractive Technologies, Inc. shall acquire all 1,000 Shares of common stock of OptiMetrix Technologies, Inc, which are issued and outstanding at the date of closing, and in exchange, Advanced Refractive Technologies, Inc shall issue 100,000 shares of series B convertible preferred stock (as described in Exhibit
D), of which UTEK is receiving 98,000 shares and Dr. Irving Bigio is receiving 2,000 shares. At any time after Twelve (12) months from the date of closing, UTEK shall have the right to convert its series B convertible preferred stock to common stock of Advanced Refractive Technologies, Inc. to be adjusted to equal the amount of $1,455,000, based on the previous 10 day average closing price on the day of conversion. For example, on the date of conversion to common, if the 10 day average closing price is $.10, then UTEK shall receive 14,455,000 shares of common stock in Advanced Refractive Technologies. Inc. and Dr Bigio shall receive 450,000 shares of common stock in Advanced Refractive Technologies, Inc. The common stock that UTEK receives shall be delivered to UTEK within 30 days of the conversion. Within 30 days of conversion of all of the Shares into Common Stock, the Company will file a Registration Statement of Form S-1 or Form SB-2 under the Securities Act of 1933 to register the sale of the Conversion Shares by the Purchasers. The Company shall use its best efforts within reason to effect the registration, qualification or compliance under the Securities Act and under other applicable federal law and any applicable securities or "blue sky" laws of jurisdictions within the United States, of the Conversion Shares and the Warrant Shares (the "REGISTRABLE SECURITIES"). During the 12 month period in which Utek is holding said preferred stock, interest shall be charged at the annual rate of five (5%) percent, compounded quarterly, (at 1.25% per quarter) payable in cash or in kind due at the date of conversion. If UTEK receives common stock as payment, the shares must be registered. In addition to the convertible preferred stock, UTEK shall receive a Warrant attached to the series B convertible preferred stock for 750,000 shares of common stock of Advanced Refractive Technologies, Inc. (as described in Exhibit D). The exercise price of the Warrant shall be equal to fifty (50%) per cent of the price of the shares established for the conversion of the preferred stock as set forth above. For example, if the conversion 10 day average closing price is $.10 per share, the Warrant price shall be $.05 per share. The shares that UTEK will receive from the conversion and exercise of its Warrant shall be included in a registration statement filed by Advanced Refractive Technologies, Inc.

                  (b) EXCHANGE OF STOCK. At the Effective Date, by virtue of the Acquisition, all of the OTI Shares that are issued and outstanding at the Effective Date shall be exchanged for 100,000 Series B Preferred convertible shares of ARFR (ARFR Shares, as described in Exhibit D) as follows:

               Shareholder                    Number of ARFR Preferred B Shares
               -----------                    ---------------------------------
               UTEK Corporation                           98,000
               Dr. Irving Bigio                            2,000
                                                       ---------
                                               Total     100,000


         1.03 EFFECT OF ACQUISITION.

                  (a) RIGHTS IN OTI CEASE. At and after the Effective Date, the holder of each certificate of common stock of OTI shall cease to have any rights as a shareholder of OYI.

                  (b) Closure of OTI Shares Records. From and after the Effective Date, the stock transfer books of OTI shall be closed, and there shall be no further registration of stock transfers on the records of OTI.

         1.04 CLOSING. Subject to the terms and conditions of this Agreement the Closing of the Acquisition shall be the date of the last executed signature affixed to this Agreement, but in no event later than December ___, 2005.

                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

         2.01 REPRESENTATIONS AND WARRANTIES OF UTEK AND OTI. UTEK and OTI jointly and severally represent and warrant to ARFR that the facts set forth below are true and correct:

                  (a) ORGANIZATION. OTI and UTEK are corporations duly organized, validly existing and in good standing under the laws of their respective states of incorporation, and they have the requisite power and authority to conduct their business and consummate the transactions contemplated by this Agreement. True, correct and complete copies of the articles of incorporation, bylaws and all corporate minutes of OTI have been provided to ARFR and such documents are presently in effect and have not been amended or modified.

                  (b) AUTHORIZATION. The execution of this Agreement and the consummation of the Acquisition and the other transactions contemplated by this Agreement have been duly authorized by the board of directors and shareholder of OTI and the board of directors of UTEK; no other corporate action by the respective parties is necessary in order to execute, deliver, consummate and perform their respective obligations hereunder; and OTI and UTEK have all requisite corporate and other authority to execute and deliver this Agreement and consummate the transactions contemplated by this Agreement.


                  (c) CAPITALIZATION. The authorized capital of OTI consists of 1,000,000 shares of common stock with a par value $.01 per share. At the date of this Agreement, 1,000 OTI Shares are issued and outstanding as follows:

       Shareholder                                Number of OTI Shares
       -----------                                --------------------
       UTEK Corporation                                  1000


All issued and outstanding OTI Shares have been duly and validly issued and are fully paid and non-assessable shares and have not been issued in violation of any preemptive or other rights of any other person or any applicable laws. OTI is not authorized to issue any preferred stock. All dividends on OTI Shares which have been declared prior to the date of this Agreement have been paid in full. There are no outstanding options, warrants, commitments, calls or other rights or Agreements requiring OTI to issue any OTI Shares or securities convertible, exercisable or exchangeable into OTI Shares to anyone for any reason whatsoever. None of the OTI Shares is subject to any charge, claim, condition, interest, lien, pledge, option, security interest or other encumbrance or restriction, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

                  (d) BINDING EFFECT. The execution, delivery, performance and consummation of this Agreement the Acquisition and the transactions contemplated by this Agreement will not violate any obligation to which OTI or UTEK is a party and will not create a default under any such obligation or under any Agreement to which OTI or UTEK is a party. This Agreement constitutes a legal, valid and binding obligation of OTI, enforceable in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditor's rights generally and by the availability of injunctive relief, specific performance or other equitable remedies.

                  (a) LITIGATION RELATING TO THIS AGREEMENT. There are no suits, actions or proceedings pending or. to the best of OTI's and UTEK's knowledge, information and belief, threatened, which seek to enjoin the Acquisition or the transactions contemplated by this Agreement or which, if adversely decided, would have a materially adverse effect on the business, results of operations, assets or prospects of OTI.

                  (f) NO CONFLICTING AGREEMENTS. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance by OTI or UTEK with the terms or provisions of this Agreement nor all other documents or agreements contemplated by this Agreement and the consummation of the transaction contemplated by this Agreement will result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, OTI's or UTEK's articles of incorporation or bylaws, the Technology, the License Agreement, or any agreement, contract, instrument, order, judgment or decree to which OTI or UTEK is a party or by which OTI or UTEK or any of their respective assets is bound, or violate any provision of any applicable law, rule or regulation or any order, decree, writ or injunction of any court or government entity which materially affects their respective assets or businesses.

                  (g) CONSENTS. No consent from or approval of any court, governmental entity or any other person is necessary in connection with execution and delivery of this Agreement by OTI and UTEK or performance of the obligations of OTI and UTEK hereunder or under any other agreement to which OTI or UTEK is a party; and the consummation of the transactions contemplated by this Agreement will not require the approval of any entity or person in order to prevent the termination of the Technology, the License Agreement, or any other material right, privilege, license or agreement relating to OTI or its assets or business.

                  (h) TITLE TO ASSETS. OTI has or has agreed to enter into the agreements as listed on Exhibit A attached hereto. These agreements and the assets shown on the balance sheet of attached Exhibit B are the sole assets of OTI. Except as set forth on Schedule 2.01(h), OTI has good and marketable title to its assets, free and clear of all liens, claims, charges, mortgages, options, security agreements and other encumbrances of every kind or nature whatsoever. On the Closing Date, OTI will have good and marketable title to its assets, free and clear of all liens, claims, charges, mortgages, options, security agreements and other encumbrances of every kind and nature whatsoever.

                  (1) INTELLECTUAL PROPERTY

                           (1) Los Alamos National Laboratory, Operated by the
University of California for the National Nuclear Security Administration of the US Department of Energy. (LANL) invented and owns the Technology and has all right, power, authority and ownership and entitlement to tile, prosecute and maintain in effect the Patent application with respect to the Inventions listed in Exhibit A hereto.

                           (2) The license Agreement between LANL and OTI
covering the Inventions is legal, valid, binding arid will be enforceable in accordance with its terms as contained in Exhibit A.

                           (3) EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT,
ARFR ACKNOWLEDGES AND UNDERSTANDS THAT OTI AND UTEK MAKE NO REPRESENTATIONS AND PROVIDE NO ASSURANCES THAT THE RIGHTS TO THE TECHNOLOGY AND INTELLECTUAL PROPERTY CONTAINED IN THE LICENSE AGREEMENT DO NOT, AND WILL NOT IN THE FUTURE, INFRINGE OR OTHERWISE VIOLATE THE RIGHTS OF THIRD PARTIES: HOWEVER. OTI AND UTEK HAVE NO KNOWLEDGE OF PENDING OR THREATENED CLAIMS BY, OR ANY BASIS FOR ANY CLAIMS BY, ANY THIRD PARTIES ALLEGING SUCH INFRINGEMENT OR OTHER VIOLATION, AND

                           (4) EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS
AGREEMENT, OTI AND UTEK MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT AND VALIDITY OF THE INTELLECTUAL PROPERTY.

                  (j) LIABILITIES OF OTI. OTI has no assets (except as set forth in Section 2.01 (h)), no liabilities or obligations of any kind, character or description except those listed on the attached schedules and exhibits.

                  (k) FINANCIAL STATEMENTS. The unaudited financial statements of OTI, including a balance sheet, attached as Exhibit B and made a part of this Agreement, are, in all respects, complete and correct and present fairly OTI's financial position and the results of its operations on the dates and for the periods shown in this Agreement; PROVIDED HOWEVER, that interim financial statements are subject to customary year-end adjustments and accruals that, in the aggregate, will not have a material adverse effect on the overall financial condition or results of its operations. OTI has not engaged in any business not reflected in its financial statements, There have been no material adverse changes in the nature of its business, prospects, the value of assets or the financial condition since the date of its financial statements. There are no, and on the Closing Date there will be no, outstanding obligations or liabilities of OTI except as specifically set forth in the financial statements and the other attached schedules and exhibits. There is no information known to OTI or UTEK that would prevent the financial statements of OTI from being audited in accordance with generally accepted accounting principles.

                  (l) TAXES. All returns, reports, statements and other similar filings required to be filed by OTI with respect to any federal, state, local or foreign taxes, assessments, interests, penalties, deficiencies, fees and other governmental charges or impositions have been timely filed with the appropriate governmental agencies in all jurisdictions in which such tax returns and other related filings are required to be filed; all such tax returns properly reflect all liabilities of OTI for taxes for the periods, property or events covered by this Agreement and all taxes, whether or not reflected on those tax returns, and all taxes claimed to be due from OTI by any taxing authority, have been properly paid, except to the extent reflected on OTI's financial statements, where OTI has contested in good faith by appropriate proceedings and reserves have been established on its financial statements to the full extent if the contest is adversely decided against it. OTI has not received any notice of assessment or proposed assessment in connection with any tax returns, nor is OTI a party to or to the best of its knowledge, expected to become a party to any pending or threatened action or proceeding, assessment or collection of taxes. OTI has not extended or waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any taxes. There are no tax liens (other than any lien which arises by operation of law for current taxes not yet due and payable) on any of its assets. There is no basis for any additional assessment of taxes, interest or penalties. OTI has made all deposits required by law to be made with respect to employees' withholding and other employment taxes, including without limitation the portion of such deposits Sating to taxes imposed upon OTI. OTI is not and has never been a party to any tax-sharing agreements with any other person or entity.

                  (m) ABSENCE OF CERTAIN CHANGES OR EVENTS. From the date of the full execution of the Term Sheet until the Closing Date, OTI has not, and without the written consent of ARFR, it will not have:

                           (1) Sold, encumbered, assigned let lapsed or
transferred any of its material assets, including without limitation the Intellectual Property, the License Agreement or any other material asset;

                           (2) Amended or terminated the License Agreement or
other material agreement or done any act or omitted to do any act which would cause the breach of the License Agreement or any other material agreement;

                           (3) Suffered any damage, destruction or loss whether
or not in control of OTI;

                           (4) Made any commitments or agreements for capital
expenditures or otherwise;

                           (5) Entered into any transaction or made any
commitment not disclosed to ARRR;

                           (6) Incurred any material obligation or liability for
borrowed money;

                           (7) Done or omitted to do any act, or suffered any
other event of any character, which is reasonable to expect, would adversely affect the future condition (financial or otherwise), assets or liabilities or business of OTI; or

                           (8) Taken any action, which could reasonably be
foreseen to make any of the representations or warranties made by OTI or UTEK untrue as of the date of this Agreement or as of the Closing Date.

                  (ii) MATERIAL AGREEMENTS. Exhibit A attached contains a true and complete list of all contemplated and executed agreements between OTI and a third party. A complete and accurate copies of all material agreements, contracts and commitments of the following types, whether written or oral, to which it is a party or is bound (Contracts), has been provided to ARFR. Such executed Contracts are, and such contemplated Contracts will be, at the Closing Date, in full force and effect without modifications or amendment and constitute the legally valid and binding obligations of OTI in accordance with their respective terms and will continue to be valid and enforceable following the Acquisition. OTI is not, and will not be at the Closing Date, in default of any of the Contracts. In addition:

                           (1) There are no outstanding unpaid promissory notes,
mortgages, indentures, deed of trust, security agreements and other agreements and instruments relating to the borrowing of money by or any extension of credit to OTI; and

                           (2) There are no outstanding operating agreements,
lease agreements or similar agreements by which OTI is bound; and

                           (3) The complete final draft of the License Agreement
has been provided to ARFR; and

                           (4) Except as set forth in (3) above, there are no
outstanding licenses to or from others of any Intellectual Property and trade names; and

                           (5) There are no outstanding agreements or
commitments to sell, lease or otherwise dispose of any of OTI's property; and

                           (6) There are no breaches of any agreement to which
OTI is a party.

                  (o) COMPLIANCE WITH LAWS. OTI is in compliance with all applicable laws, rules, regulations and orders promulgated by any federal, state or local government body or agency relating to its business and operations.

                  (p) LITIGATION. There is no suit, action or any arbitration, administrative, legal or other proceeding of any kind or character, or any governmental investigation pending or to the best knowledge of OTI or UTEK, threatened against OTI, the Technology, or License Agreement, affecting its assets or business (financial or otherwise), and neither OTI nor UTEK is in violation of or in default with respect to any judgment, order, decree or other finding of any court or government authority relating to the assets, business or properties of OTI or the transactions contemplated hereby. There are no pending or threatened actions or proceedings before any court, arbitrator or administrative agency, which would, it adversely determined, individually or in the aggregate, materially and adversely affect the assets or business of OTI or the transactions contemplated hereby.

                  (q) EMPLOYEES. OTI has no and never had any employees. OTI is not a party to or bound by any employment agreement or any collective bargaining agreement with respect to any employees. OTI is not in violation of any law, rule or regulation relating to employment of employees.

                  (r) Neither OTI nor UTEK has any knowledge of any existing or threatened occurrence, action or development that could cause a material adverse effect on OTI or its business, assets or condition (financial or otherwise) or prospects.

                  (s) EMPLOYEE BENEFIT PLANS. There are no and have never been any employee benefit plans, and there are no commitments to create any, including without limitation as such term is defined in the Employee Retirement Income Security Act of 1974, as amended, in effect, and there are no outstanding or un-funded liabilities nor will the execution of this Agreement and the actions contemplated in this Agreement result In any obligation or liability to any present or former employee.

                  (t) BOOKS AND RECORDS. The books and records of OTI are complete and accurate in all material respects, fairly present its business and operations, have been maintained in accordance with good business practices, and applicable legal requirements, and accurately reflect in all material respects its business, financial condition and liabilities.

                  (u) NO BROKER'S FEES. Neither UTEK nor OTI has incurred any investment banking, advisory or other similar fees or obligations in connection with this Agreement or the transactions contemplated by this Agreement

                  (v) FULL DISCLOSURE. All representations or warranties of UTEK and OTI are true, correct and complete in all material respects to the best of UTEKs and OTI's knowledge on the date of this Agreement and shall be true, correct and complete in all material respects as of the Closing Date as if they were made on such date. No statement made by them in this Agreement or in the exhibits and schedules to this Agreement or any document delivered by them or on their behalf pursuant to this Agreement contains an untrue statement of material fact or omits to state all material facts necessary to make the statements in this Agreement not misleading in any material respect in light of the circumstances in which they were made.

         2.02 REPRESENTATIONS AND WARRANTIES OF ARFR. ARFR represents and warrants to UTEK and OTI that the facts set forth below are true and correct

                  (a) ORGANIZATION. ARFR is a corporation duly organized, validly existing and in good standing under the laws of Delaware, is qualified to do business as a foreign corporation in other jurisdictions in which the conduct of its business or the ownership of its properties require such qualification, and have all requisite power and authority to conduct its business and operate its properties.

                  (b) AUTHORIZATION. The execution of this Agreement and the consummation of the Acquisition and the other transactions contemplated by this Agreement have been duly authorized by the board of directors of ARFR; no other corporate action on ARFR's part is necessary in order to execute, deliver, consummate and perform its obligations hereunder; and it has all requisite corporate and other authority to execute and deliver this Agreement and consummate the transactions contemplated by this Agreement.

                  (c) BINDING EFFECT. The execution, delivery, performance and consummation of the Acquisition and the transactions contemplated by this Agreement will not violate any obligation to which ARFR is a party and will not create a default hereunder, and this Agreement constitutes a legal, valid and binding obligation of ARFR, enforceable in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditor's rights generally and by the availability of injunctive relief, specific performance or other equitable remedies.

                  (d) LITIGATION RELATING TO THIS AGREEMENT. There are no suits, actions or proceedings pending or to its knowledge threatened which seek to enjoin the Acquisition or the transactions contemplated by this Agreement or which, if adversely decided, would have a materially adverse effect on its business, results of operations, assets, prospects or the results of its operations of ARFR.

                  (e) NO CONFLICTING AGREEMENTS. Neither the execution and delivery of this Agreement not the fulfillment of or compliance by ARFR with the terms or provisions of this Agreement will result in a breach of the terms, conditions or provisions of, or constitute default under, or result in a violation of, the corporate charter or bylaws, or any agreement, contract, instrument, order, judgment or decree to which it is a party or by which it or any of its assets are bound, or violate any provision of any applicable law, rule or regulation or any order, decree, writ or injunction of any court or governmental entity which materially affects its assets or business.

                  (f) CONSENTS. Assuming the correctness of UTEK's and OTI's representations, no consent from or approval of any court, governmental entity or any other person is necessary in connection with its execution and delivery of this Agreement; and the consummation of the transactions contemplated by this Agreement will not require the approval of any entity or person in order to prevent the termination of any material right, privilege, license or agreement relating to ARFR or its assets or business,

                  (g) FINANCIAL STATEMENTS. The unaudited financial statements of ARFR attached as Exhibit C present fairly its financial position and the results of its operations on the dates and for the periods shown on such statements; provided, however, that interim financial statements are subject to customary year-end adjustments and accruals that, in the aggregate, will not have a material adverse effect on the overall financial condition or results of its operations. ARFR has not engaged in any business not reflected in its financial statements. There have been no material adverse changes in the nature of its business, prospects, the value of assets or the financial condition since the date of its financial statements. There are no outstanding obligations or liabilities of ARFR except as specifically set forth in the ARFR financial statements.

                  (h) FULL DISCLOSURE. All representations or warranties of ARFR are true, correct and complete in all material respects on the date of this Agreement and shall be true, correct and complete in all material respects as of the Closing Date as if they were made on such date. No statement made by it in this Agreement or in the exhibits to this Agreement or any document delivered by it or on its behalf pursuant to this Agreement contains an untrue statement of material fact or omits to state all material facts necessary to make the statements in this Agreement not misleading in any material respect in light of the circumstances in which they were made.

                  (i) COMPLIANCE WITH LAWS. ARFR is in compliance with all applicable laws, rules, regulations and orders promulgated by any federal, state or local government body or agency relating to its business and operations.

                  (j) LITIGATION. There is no suit, action or any arbitration, administrative, Legal or other proceeding of any kind or character, or any governmental investigation pending or, to the best knowledge of ARFR, threatened against ARFR materially affecting its assets or business (financial or otherwise), and ARFR is not in violation of or in default with respect to any judgment, order, decree or other finding of any court or government authority. There are no pending or, to the knowledge of ARFR, threatened actions or proceedings before any court, arbitrator or administrative agency, which would, if adversely determined, individually or in the aggregate, materially and adversely affect its assets or business. ARFR has no knowledge of any existing or threatened occurrence, action or development that could cause a material adverse affect on ARFR or its business, assets or condition (financial or otherwise) or prospects.

                  (k) DEVELOPMENT. ARFR agrees and warrants that it has the expertise necessary to and has had the opportunity to independently evaluate the inventions of the Licensed Patents and develop same for the market.

         2.03 INVESTMENT REPRESENTATIONS OF UTEK. UTEK represents and warrants to ARFR that:

                  (a) GENERAL. It has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in ARFR Shares pursuant to the Acquisition. It is able to bear the economic risk of the investment in ARFR Shares, including the risk of a total loss of the investment in ARFR Shares. The acquisition of ARFR Shares is for its own account and is for investment and not with a view to any distribution of such shares. Except a permitted by law, it has no present intention of selling, transferring or otherwise disposing in any way of all or any portion of the shares at the present time. All information that it has supplied to ARFR is true and correct. It has conducted all investigations and due diligence concerning ARFR to evaluate the risks inherent in accepting and holding the shares which it deems appropriate, and it has found all such information obtained fully acceptable. It has had an opportunity to ask questions of the officers and directors of ARFR concerning ARFR Shares and the business and financial condition of and prospects for ARFR, and the officers and directors of ARFR have adequately answered all questions asked and made all relevant information available to them. UTEK is an "accredited investor," as the term is defined in Regulation D, promulgated under the Securities Act of 1933, amended, and the rules and regulations thereunder.


                                    ARTICLE 3
                          TRANSACTIONS PRIOR TO CLOSING

         3.01. CORPORATE APPROVALS. Prior to Closing Date, each of the parties shall submit this Agreement to its board of directors and, if necessary, its respective shareholders and obtain approval of this Agreement. Copies of corporate actions taken shall be provided to each party.

         3.02 ACCESS TO INFORMATION. Each party agrees to permit, upon reasonable notice, the attorneys, accountants, and other representatives of the other parties reasonable access during normal business hours to its properties and its books and records to make reasonable investigations with respect to its affairs, and to make its officers and employees available to answer questions and provide additional information as reasonably requested.

         3.03 EXPENSES. Each party agrees to bear its own expenses in connection with the negotiation and consummation of the Acquisition and the transactions contemplated by this Agreement.

         3.04 COVENANTS. Except with the prior written approval of ARFR or of OTI or UTEK, as the case may be, each party agrees that it will:

                  (a) Use its good faith efforts to obtain all requisite licenses, permits, consents, approvals and authorizations necessary in order to consummate the Acquisition; and

                  (b) Notify the other parties upon the occurrence of any event which would have a materially adverse effect upon the Acquisition or the transactions contemplated by this Agreement or upon the business, assets or results of operations: and

                  (c) Not modify its corporate structure, except, upon prior written notice to the other parties, as necessary or advisable in order to consummate the Acquisition and the transactions contemplated by this Agreement.

                                    ARTICLE 4
                              CONDITIONS PRECEDENT

         The obligation of the parties to consummate the Acquisition and the transactions contemplated by this Agreement are subject to the following conditions that may be waived, to the extent permitted by law:

         4.01. Each party must obtain the approval of its board of directors and such approval shall not have been rescinded or restricted.

         4.02. Each party shall obtain all requisite licenses, permits, consents, authorizations and approvals required to complete the Acquisition and the transactions contemplated by this Agreement.

         4.03. There shall be no claim or litigation instituted or threatened in writing by any person or government authority seeking to restrain or prohibit any of the contemplated transactions contemplated by this Agreement or challenge the right, title and interest of UTEK in the OTI Shares, OTI in the License Agreement, or the right of OTI or UTEK to consummate the Acquisition contemplated hereunder.

         4.04. The representations and warranties of the parties shall be true and correct in all material respects at the Effective Date.

         4.05. The Technology and Intellectual Property shall have been prosecuted in good faith with reasonable diligence.

         4.06. The License Agreement shall have been executed and delivered by all parties thereto and, to the best knowledge of UTEK and OTI, the License Agreement shall be valid and in full force and effect without any default under such agreement

         4.07. ARFR shall have received, at or within 5 days before the Closing Date, each of the following:

                  (a) the stock certificates representing the OTI Shares, duly endorsed (or accompanied by duly executed stock powers) by UTEK for cancellation;

                  (b) all documentation relating to OTI's business, all in form and substance satisfactory to ARFR;

                  (c) such agreements, files and other data and documents pertaining to OTI's business as ARFR may reasonably request

                  (d) copies of the general ledgers and books of account of OTI, and all federal, state and local income, franchise, property and other tax returns filed by OTI since the inception of OTI;

                  (e) certificates of (i) the Secretary of State of the State of Florida as to the legal existence and good standing, as applicable (including tax), of OTI in Florida;

                  (f) the original corporate minute books of OTI, including the articles of incorporation and bylaws of OTI, and all other documents filed in this Agreement;

                  (g) all consents, assignments or related documents of conveyance to give ARFR the benefit of the transactions contemplated hereunder;

                  (h) such documents as may be needed to accomplish the Closing under the corporate laws of the states of incorporation of ARFR and OTI, and

                  (i) such other documents, instruments or certificates as ARFR, or its counsel may reasonably request

         4.08. ARFR shall have completed its due diligence investigation of OTI to ARFR's satisfaction in its sole discretion.

         4.09. ARFR shall receive the resignations of each director and officer of OTI effective the Closing Date.

                                    ARTICLE 5
                    INDEMNIFICATION AND LIABILITY LIMITATION

         5.01. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                  (a) The representations and warranties made by UTEK and OTI shall survive for a period of 1 year after the Closing Date, and thereafter all such representation and warranties shall be extinguished, except with respect to claims then pending for which specific notice has been given during such 1-year period.

                  (b) The representations and warranties made by ARFR shall survive for a period of 1 year after the Closing Date, and thereafter all such representations and warranties shall be extinguished, except with respect to claims then pending for which specific notice has been given during such 1-year period.

         5.02 LIMITATIONS ON LIABILITY. ARFR agrees that UTEK shall not be liable under this agreement to ARFR or their respective successor's, assigns or affiliates except where damages result directly from the gross negligence or willful misconduct of UTEK or its employees. In no event shall UTEK's liability exceed the total amount of the fees paid to UTEK under this agreement, nor shall UTEK be liable for incidental or consequential damages of any kind. ARFR shall indemnify UTEK, and hold UTEK harmless against any and all claims by third parties for losses, damages or liabilities, including reasonable attorneys fees and expenses ("Losses"), arising in any manner out of or in connection with the rendering of services by UTEK under this Agreement, unless it is finally judicially determined that such Losses resulted from the gross negligence or willful misconduct of UTEK. The terms of this paragraph shall survive the termination of this agreement and shall apply to any controlling person, director, officer, employee or affiliate of UTEK.

         5.03 INDEMNIFICATION. ARFR agrees to Indemnify and hold harmless UTEK and its subsidiaries and affiliates and each of its and their officers, directors, principals, shareholders, agents, Independent contactors and employees (collectively "Indemnified Persons") from and against any and all claims, liabilities, damages, obligations, costs and expenses (including reasonable attorneys' fees and expenses and costs of investigation) arising out of or relating to matters or arising from this Agreement, except to the extent that any such claim, liability, obligation, damage, cost or expense shall have been determined by final non-appealable order of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Person or Persons In respect of whom such liability is asserted.

                  (a) LIMITATION OF LIABILITY. ARFR agrees that no Indemnified Person shall have any liability as a result of the execution and delivery of this Agreement, or other matters relating to or arising from this Agreement, other than liabilities that shall have been determined by final non-appealable order of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Person or Persons in respect of whom such liability is asserted. Without limiting the generality of the foregoing, in no event shall any Indemnified Person be liable for consequential, indirect or punitive damages, damages for lost profits or opportunities or other like damages or claims of any kind. In no event shall UTEK's liability exceed the total amount of the fees paid to UTEK under this Agreement.

                                    ARTICLE 6
                                    REMEDIES

         6.01 SPECIFIC PERFORMANCE. Each party's obligations under this Agreement are unique. if any party should default in its obligations under this Agreement, the parties each acknowledge that it would be extremely impracticable to measure the resulting damages. Accordingly, the non-defaulting party, in addition to any other available rights or remedies, may sue in equity for specific performance, and the parties each expressly waive the defense that a remedy in damages will be adequate.

         6.02 COSTS. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

                                    ARTICLE 7
                                   ARBITRATION

         In the event a dispute arises with respect to the interpretation or effect of this Agreement or concerning the rights or obligations of the parties to this Agreement, the parties agree to negotiate in good faith with reasonable diligence in an effort to resolve the dispute in a mutually acceptable manner. Failing to reach a resolution of this Agreement, either party shall have the right to submit the dispute to be settled by arbitration under the Commercial Rules of Arbitration of the American Arbitration Association. The parties agree that unless the parties mutually agree to the contrary such arbitration shall be conducted in New York, New York. The cost of arbitration shall be borne by the party against whom the award is rendered or, if in the interest of fairness, as allocated in accordance with the judgment of the arbitrators. All awards in arbitration made in good faith and not infected with fraud or other misconduct shall be final and binding. The arbitrators shall be selected as follows: one by ARFR, one by UTEK and a third by the two selected arbitrators. The third arbitrator shall be the chairman of the panel.

                                    ARTICLE 8
                                  MISCELLANEOUS

         8.01. No party may assign this Agreement or any right or obligation of it hereunder without the prior written consent of the other parties to this Agreement. No permitted assignment shall relieve a party of its obligations under this Agreement without the separate written consent of the other parties.

         8.02. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

         8.03. Each party agrees that it will comply with all applicable laws, rules and regulations in the execution and performance of its obligations under this Agreement.

         8.04. This Agreement shall be governed by and construct in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

         8.05. This document constitutes a complete and entire agreement among the parties with reference to the subject matters set forth in this Agreement. No statement or agreement, oral or written. made prior to or at the execution of this Agreement and no prior course of dealing or practice by either party shall vary or modify the terms set forth in this Agreement without the prior consent of the other parties to this Agreement. This Agreement may be amended only by a written document signed by the parties~

         8.06. Notices or other communications required to be made in connection with this Agreement shall be sent by U.S. mail; certified. return receipt requested, personally delivered or sent by express delivery service and delivered to the parties at the addresses Set forth below or at such other address as may be changed from time to time by giving written notice to the other parties.

         8.07. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement

         8.08. This Agreement may be executed in multiple counterparts each of which shall constitute one and a single Agreement.

         8.09. Any facsimile signature of any part to this Agreement or to any other Agreement or document executed in connection of this Agreement should constitute a legal, valid and binding execution by such parties.


ADVANCED REFRACTIVE TECHNOLOGIES, INC.       OPTIMETRIX TECHNOLOGIES, INC.

By: /s/ Randall Bailey                       By: /s/ Joel Edelson
    --------------------------------             -------------------------------
    Randall Bailey                               Joel Edelson
    CEO                                          President

    Address:                                     Address:
    1062 Calle Negocio                           202 South Wheeler Street
    Suite D                                      Plant City, Florida 33563
    San Clemente, CA 92673


Date:  12/13/05                              Date: 12-13-2005


UTEK CORPORATION

By: /s/ Clifford M. Gross
    --------------------------------
    Clifford M. Gross, Ph.D.
    Chief Executive Officer

    Address:
    202 South Wheeler Street
    Plant City, Florida  33563

Date: 12-13-05

                                   EXHIBIT A


                             Outstanding Agreements


1. License Agreement from Los Alamos National Laboratory (LANL)

2. Consulting Agreement with Dr. Irving Bigio

                                   EXHIBIT B


                         OPTIMETRIX TECHNOLOGIES, Inc.


                           Financial Statements as of

                                December 1, 2005

                                   EXHIBIT C

                     ADVANCED REFRACTIVE TECHNOLOGIES, INC.


                                  FORM 10-QSB


            QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                     Including Audited Financial Statements
                   For the fiscal quarter ended June 30, 2005

                                   EXHIBIT D

                     ADVANCED REFRACTIVE TECHNOLOGIES, INC.


1)  Series B Preferred Stock Purchase Agreement

2) Certificate of Designation of the Rights and Preferences of Series B Preferred Stock

3)  Board of Director's Meeting